EXHIBIT 10.24


                        ASSET PURCHASE AGREEMENT BETWEEN
                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                          AND NEXAR TECHNOLOGIES, INC.


         This Agreement dated as of the 28th day of February, 1997 is by and between Nexar Technologies, Inc. ("Nexar") and Palomar Medical Technologies, Inc. ("Palomar").

         Reference is made to the Asset Purchase and Settlement Agreement of even date herewith by and among Nexar, Palomar, Babar I. Hamirani, and Technovation Computer Labs, Inc. (the "Asset Purchase and Settlement Agreement"), pursuant to which, among other things, Palomar shall acquire on behalf of Nexar, all right, title and interest to the Purchased Assets (as defined in the Asset Purchase and Settlement Agreement). The purpose of this Agreement is to set forth the terms and conditions for transfer of the Purchased Assets to Nexar and payment therefor to Palomar. Accordingly, the parties hereby agree as follows:

         1. Immediately following Palomar's receipt of Bills of Sale and such other transfer and assignment documents as are delivered to Palomar pursuant to the Asset Purchase and Settlement Agreement at the closing thereof, Palomar shall execute and deliver substantially similar transfer and assignment documents to Nexar fully conveying all right, title and interest, free and clear of liens and claims, in and to the Purchased Assets to Nexar.

         2. If the transfers described in Section 1 above occur after the consummation of the initial public offering of the common stock of Nexar (the "IPO"), Nexar shall pay Palomar the sum of $2,750,000 in cash for its purchase of the Purchased Assets. If such transfers occur prior to the IPO, Nexar shall instead deliver to Palomar a promissory note in the principal amount of $2,750,000 and bearing variable interest at the "prime rate" (as published from time to time in the Wall Street Journal (currently 8.25%) per annum, all such amounts of principal and interest earned thereon to be payable not earlier than the earlier of 5 years from the date of such transfers or the consummation of the IPO, provided that interest shall be payable on each anniversary date of the execution and deliver of such note if the IPO has not closed by each such anniversary date until principal thereunder is paid in full,.

         3. Palomar agrees that at Nexar's request it will subordinate its right to payment of principal and interest on the promissory note described in Section 2 to the extent required in order for Nexar to secure, if reasonably necessary, a commitment from a first priority senior secured commercial lender.



                   [Signatures appear on the following page.]






         Executed as a sealed instrument as of the date first above written.


                                      PALOMAR MEDICAL TECHNOLOGIES, INC.



                                      By: Steven Georgiev
                                         -------------------------------
                                           Chairman and CEO


                                      NEXAR TECHNOLOGIES, INC.



                                      By: Albert J. Agbay
                                         -------------------------------
                                            President


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